UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2022

VISA INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999
San Francisco,
California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 432-3200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	V	New York Stock Exchange
1.500% Senior Notes due 2026	V26	New York Stock Exchange
2.000% Senior Notes due 2029	V29	New York Stock Exchange
2.375% Senior Notes due 2034	V34	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.
On November 23, 2022, Visa announced volume and transaction data for October and from November 1-21 ("November"), 2022. As previously disclosed, in March 2022, we suspended our operations in Russia and therefore Russia-related volume and transaction data are not included in our results from April 2022 through November 2022.
November U.S. payments volume on a year-over-year basis was up 9%. Credit grew 10% and Debit grew 8%. Compared to 2019, November U.S. payments volume was 147%, with Credit at 138% and Debit at 157%. On a year-over-year basis, November card not present volume was up 9% and card present volume was up 8%. Compared to 2019, November card not present volume was 161% and card present volume was 129%.
November international market payments volume growth versus the same period in 2019 was generally consistent with its historic monthly trend.
November cross-border volume excluding intra-Europe transactions was 133% of 2019, with card not present volume excluding travel at 158% of 2019. Total card present and card not present travel cross-border volume excluding intra-Europe transactions was 117% of 2019. October and November travel cross-border volume into and from our Asia Pacific region continued to improve relative to 2019 levels, while travel cross-border volume into the U.S. improved at a more modest pace. (Please note that due to the exchange rate environment, the September and October constant-dollar cross-border volume growth calculations versus 2019 and 2021 resulted in different relative growth rates than previously reported, as they were based on a fiscal year 2022 constant-dollar basis. This has no effect on our revenues. See the following tables and disclosures for September and October growth rates utilizing the constant-dollar basis for both fiscal year 2022 and 2023, as well as a description of our methodology.)
Global processed transactions grew 10% year-over-year and were 140% of 2019 in November.

The tables below show the increase / (decrease) and indexed results in certain key metrics against the comparable 2021 and 2019 periods, respectively, for September, October, November (1-21) and quarter-to-date (October 1 – November 21, 2022). Please note that the September, October, November and quarter-to-date numbers do not include Russia-related volumes or transactions but the comparable 2021 and 2019 periods do:

Increase / (Decrease) Year-over-Year

	September	October	November	Quarter-to-Date
U.S. Payments Volume	12%	10%	9%	10%
Credit	16%	12%	10%	11%
Debit	8%	9%	8%	8%
Cross-Border Volume Excluding Intra-Europe Transactions(1),(2)
FY23 Constant-Dollar Basis	43%	36%	28%	32%
FY22 Constant-Dollar Basis(3)	47%	39%	-	-
Cross-Border Volume Total(2)
FY23 Constant-Dollar Basis	30%	24%	19%	22%
FY22 Constant-Dollar Basis(3)	31%	26%	-	-
Processed Transactions	11%	11%	10%	11%

Indexed to 2019 with a Baseline of 100

	September	October	November	Quarter-to-Date
U.S. Payments Volume	148	147	147	147
Credit	140	136	138	137
Debit	156	159	157	158
Cross-Border Volume Excluding Intra-Europe Transactions(1),(2)
FY23 Constant-Dollar Basis	132	129	133	131
FY22 Constant-Dollar Basis(3)	135	132	-	-
Cross-Border Volume Total(2)
FY23 Constant-Dollar Basis	135	133	137	135
FY22 Constant-Dollar Basis(3)	137	135	-	-
Processed Transactions	140	141	140	140

_________________________________
(1) Cross-border volume excluding transactions within Europe.

(2) Constant-dollar growth rates exclude the impact of foreign currency fluctuations against the U.S. dollar in measuring performance. At the beginning of each fiscal year, the exchange rates we apply to constant-dollar calculations for intra-quarter cross-border growth rates are set based on the current conditions at that time, which can result in different growth rates in prior periods than previously reported. "FY23 Constant-Dollar Basis" applies exchange rates set in fiscal year 2023 and "FY22 Constant-Dollar Basis" applies exchange rates set in fiscal year 2022. This has no effect on our revenues.

(3) September and October cross-border results on a FY22 Constant-Dollar Basis are provided for additional reference.

Charts that follow provide growth and index trends by month for U.S. payments volumes, processed transactions and cross-border volumes. Growth trends are against the comparable prior year period. When indexed vs. 2019, the baseline is 100. Please note that April 2022 through November 2022 numbers do not include Russia-related volumes or transactions but prior periods do.

2022 U.S. Payments Volume Growth

2022 U.S. Payments Volume Index vs. 2019

2022 Processed Transactions Growth

2022 Processed Transactions Index vs. 2019

2022 Cross-Border Volume Growth (FY23 Constant-Dollar Basis)	2022 Cross-Border Volume Growth Excluding Intra-Europe (FY23 Constant-Dollar Basis)

Note: Constant-dollar growth rates exclude the impact of foreign currency fluctuations against the U.S. dollar in measuring performance. At the beginning of each fiscal year, the exchange rates we apply to constant-dollar calculations for cross-border intra-quarter growth rates are set based on the current conditions at that time, which can result in different growth rates in prior periods than previously reported. "FY23 Constant-Dollar Basis" applies exchange rates set in fiscal year 2023. This has no effect on our revenues.

2022 Cross-Border Volume Index vs. 2019 (FY23 Constant-Dollar Basis)	2022 Cross-Border Volume Index vs. 2019 Excluding Intra-Europe (FY23 Constant-Dollar Basis)

Note: Constant-dollar growth rates exclude the impact of foreign currency fluctuations against the U.S. dollar in measuring performance. At the beginning of each fiscal year, the exchange rates we apply to constant-dollar calculations for intra-quarter cross-border growth rates are set based on the current conditions at that time, which can result in different growth rates in prior periods than previously reported. "FY23 Constant-Dollar Basis" applies exchange rates set in fiscal year 2023. This has no effect on our revenues.

The foregoing information is preliminary in nature and has not been audited or reviewed by our auditors and is subject to change.
All information in Item 7.01 is furnished but not filed and shall not be deemed to be incorporated by reference into any of Visa’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent otherwise set forth therein.

Forward-Looking Statements

This current report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, our future operations, prospects, developments, strategies, business growth and anticipated timing and benefits of our acquisitions. Forward-looking statements generally are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict.

Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:

•impact of global economic, political, market, health and social events or conditions, including the war in Ukraine and the sanctions and other measures being imposed in response, and the ongoing effects of the COVID-19 pandemic, including the reopening of borders and resumption of international travel;
•increased oversight and regulation of the global payments industry and our business;
•impact of government-imposed obligations and/or restrictions on international payment systems;
•outcome of tax, litigation and governmental investigation matters;
•increasingly intense competition in the payments industry, including competition for our clients and merchants;
•proliferation and continuous evolution of new technologies and business models in the payments industry;
•continued efforts to lower acceptance costs and challenge industry practices;
•our ability to maintain relationships with our clients, acquirers, processors, merchants, payments facilitators, ecommerce platforms, fintechs and other third parties;
•brand or reputational damage;
•exposure to loss or illiquidity due to settlement guarantees;
•a disruption, failure, breach or cyber-attack of our networks or systems;
•risks, uncertainties and the failure to achieve the anticipated benefits with respect to our acquisitions, joint ventures and other strategic investments; and
•other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2022.

Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Date:	November 23, 2022	By:	/s/ Vasant M. Prabhu
Vasant M. Prabhu Vice Chair, Chief Financial Officer